UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2019

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street

Suite 3400

Houston, Texas 77002

(Address of Principal Executive Offices)

(832) 519-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement

On April 9, 2019, Crestwood Niobrara LLC, a Delaware limited liability company (“Niobrara”), entered into a Purchase Agreement (the “Purchase Agreement”) with Williams MLP Operating, LLC, a Delaware limited liability company (“Williams”). Concurrently with the execution of the Purchase Agreement, Niobrara acquired from Williams the remaining 50% interest in Jackalope Gas Gathering Services, L.L.C., an Oklahoma limited liability company (“Jackalope”) for aggregate cash consideration of $484.6 million, subject to customary post-closing purchase price adjustments (the “Jackalope Acquisition”). As a result of the consummation of the transactions contemplated by the Purchase Agreement, Niobrara owns 100% of the interests in Jackalope and Crestwood Midstream Operating LLC, a Delaware limited liability company and affiliate of Niobrara, will now provide field operations and construction management services for Jackalope.

Crestwood Equity Partners LP (“CEQP”) indirectly controls Niobrara through CEQP’s ownership of Crestwood Midstream GP LLC, the general partner of Crestwood Midstream Partners LP (“CMLP”), which in turn is the managing member of Niobrara. The Jackalope Acquisition was financed through a combination of borrowings under CMLP’s revolving credit facility and the issuance of Series A-3 Preferred Units in Niobrara to CN Jackalope Holdings, LLC, a Delaware limited liability company (“Jackalope Holdings”) for $235 million in cash consideration.

The Purchase Agreement contains customary representations, warranties and covenants by Niobrara and Williams and the parties have agreed to indemnify each other for losses resulting from the other party’s breach of certain representations, warranties or covenants. Furthermore, in connection with the Purchase Agreement, Niobrara has entered into a Transition Services Agreement pursuant to which Williams will provide certain transition services to Niobrara.

The foregoing description of the Purchase Agreement and certain exhibits thereto is summary in nature and is qualified by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Third Amended and Restated LLC Agreement of Crestwood Niobrara LLC

On April 9, 2019, CMLP and Jackalope Holdings entered into a Third Amended and Restated Limited Liability Company Agreement for Crestwood Niobrara LLC (the “Crestwood Niobrara Company Agreement”).

In connection with the entry into the Crestwood Niobrara Company Agreement and pursuant to a Subscription and Investment Agreement between Niobrara and Jackalope Holdings, Jackalope Holdings contributed approximately $235 million in exchange for Series A-3 Preferred Units in Niobrara and CMLP contributed approximately $249.6 million in exchange for common units in Niobrara. CMLP used its existing revolving credit facility to fund its contribution. The combined capital contributions were used to pay the purchase price under the Purchase Agreement.

Pursuant to the terms of the Crestwood Niobrara Company Agreement, certain additional capital contributions may be required until a Conversion (as defined below), whereby Jackalope Holdings has agreed to provide up to 50% of the future capital contributions for certain midstream projects and CMLP has agreed to provide the remaining future capital contributions for such midstream projects, subject to certain exceptions, including an aggregate cap on Jackalope Holdings’ future capital contributions of $200 million. A member’s default of its capital contribution obligation results in certain penalties for such member and may result in the issuance of certain series of preferred units (“Deficiency Units”) to the non-defaulting member that contributes in place of the defaulting member. If Deficiency Units are issued, 100% of available cash will be paid to holders of such Deficiency Units for a certain period of time, on a pro rata basis, until such Deficiency Units are redeemed upon satisfaction of certain requirements and rates of return.

Pursuant to the terms of the Crestwood Niobrara Company Agreement, at any time following December 31, 2023 subject to certain conditions, including CMLP’s right of first offer relating to the interests in Niobrara held by Jackalope Holdings, Jackalope Holdings will have the right to cause Niobrara to effect a sale of Niobrara to a third party (a “Company Sale”). Both Niobrara and Jackalope Holdings shall receive the same form of consideration in any Company Sale to the extent the consideration is a combination of cash, marketable securities, and/or non-marketable securities.

At any time following December 31, 2022, subject to certain conditions, CMLP may cause Niobrara to redeem all of the outstanding Series A-2 and Series A-3 Preferred Units (collectively, the “Series A Preferred Units”) for a price equal to an agreed multiple of an amount necessary for Jackalope Holdings to achieve a certain rate of return with respect to each Series A Preferred Unit so redeemed, which amount may be payable at the option of CMLP by: (i) paying cash, (ii) issuing CEQP common units (“CEQP Units”) or (iii) redeeming all of the then-outstanding Series A Preferred Units using the cash proceeds of the sale of some or all of the operating assets of Niobrara, and to the extent the proceeds from such sale are less than the determined redemption price, issuing CEQP Units. Such election is subject to certain restrictions, including that the option set forth in clause (ii) above shall not be available if the aggregate value of the CEQP Units issued to Jackalope Holdings in such and previous redemptions exceeds $100 million and that the number of CEQP Units issued pursuant to such election shall not exceed the total number of preferred units issued to Jackalope Holdings that are then outstanding. Notwithstanding the foregoing, upon notification of such pending redemption, Jackalope Holdings can elect to have all of its Series A Preferred Units, all of its Series A-2 Preferred Units or all of its Series A-3 Preferred Units converted into Niobrara common units by providing written notice to CMLP and CMLP shall redeem the remaining Series A Preferred Units not converted.

At any time following December 31, 2022, subject to certain conditions, CMLP may cause Niobrara to redeem all of the outstanding Series A-3 Preferred Units for a price equal to an agreed multiple of an amount necessary for Jackalope Holdings to achieve a certain rate of return with respect to each Series A-3 Preferred Unit so redeemed, which amount may be payable at the option of CMLP by: (i) paying cash or (ii) issuing CEQP Units. Such election is subject to certain restrictions, including that the option set forth in clause (ii) above shall not be available if the aggregate value of the CEQP Units issued to Jackalope Holdings in such and previous redemptions exceeds $100 million and that the number of CEQP Units issued pursuant to such election shall not exceed the total number of preferred units issued to Jackalope Holdings that are then outstanding. Notwithstanding the foregoing, upon notification of such pending redemption, Jackalope Holdings can elect to have all of its Series A Preferred Units converted into Niobrara common units by providing written notice to CMLP.

At any time on or after December 31, 2023, subject to certain conditions, Jackalope Holdings may elect to cause Niobrara to redeem some or all of the then-outstanding Series A Preferred Units for a price necessary for Jackalope Holdings to achieve a certain rate of return with respect to each Series A Preferred Unit so redeemed, which amount may be payable at the option of CMLP by: (i) cash, (ii) acquiring some or all of the then-outstanding Series A Preferred Units by the issuance to Jackalope Holdings of CEQP Units, or (iii) redeeming all of the then-outstanding Series A Preferred Units using (A) the proceeds of a sale involving the sale, transfer or other disposition of all or substantially all of the interests or assets of Niobrara to any person who is not an affiliate of its members, and (B) to the extent such proceeds are less than the determined redemption price, the issuance to Jackalope Holdings of a number of CEQP Units. Such election is subject to certain restrictions, among others that the option set forth in clause (ii) above shall not be available if the aggregate value of the CEQP Units issued to Jackalope Holdings in such and previous redemptions exceeds $100 million and that the number of CEQP Units issued pursuant to such election shall not exceed the total number of preferred units issued to Jackalope Holdings that are then outstanding.

At any time after December 31, 2020, subject to certain conditions, Jackalope Holdings may elect to cause Niobrara to convert some or all of the then-outstanding Series A Preferred Units into an aggregate number of Niobrara common units that, following such conversion, shall equal up to 50% of the outstanding Niobrara common units as of immediately following such conversion (the “Conversion”).

In addition to the foregoing, following certain change of control transactions, Jackalope Holdings may also elect to require Niobrara to redeem its Series A Preferred Units. CMLP may, subject to certain exceptions and limitations, redeem such Series A Preferred Units with cash, CEQP Units, or a combination thereof.

Pursuant to the Crestwood Niobrara Company Agreement, CMLP will serve as the managing member of Niobrara. However, certain actions require the consent of Jackalope Holdings.

Amendment to Registration Rights Agreement

On December 28, 2017, in connection with the entry of the Crestwood Niobrara Company Agreement, CEQP entered into a registration rights agreement with Jackalope Holdings (the “Registration Rights Agreement”). Under the Registration Rights Agreement, CEQP granted to Jackalope Holdings certain registration rights in respect of CEQP Units issuable to Jackalope Holdings in certain circumstances as set forth in the Crestwood Niobrara Company Agreement. Such rights include, without limitation, the right to require CEQP to prepare and file with the U.S. Securities Exchange Commission a shelf registration statement, the right to piggyback onto certain offerings of CEQP Units and the right to request a number of underwritten offerings, which number may be increased in connection with the partial redemption of Series A Preferred Units, in each case with certain limitations as further described in the Registration Rights Agreement. The Registration Rights Agreement also contains customary provisions regarding rights of indemnification between the parties with respect to certain applicable securities law liabilities. On April 9, 2019, the First Amendment to the Registration Rights Agreement (the “Registration Rights Agreement Amendment”) was entered into by CEQP and Jackalope Holdings in order to conform the Registration Rights Agreement with certain provisions of the Crestwood Niobrara Company Agreement and the issuance of Series A-3 Preferred Units to Jackalope Holdings.

The summary of the Registration Rights Agreement Amendment in this report does not purport to be complete and is qualified by reference to the full text of the Registration Rights Agreement Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Amendment to Credit Agreement

On April 9, 2019, CMLP entered into the First Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) by and among CMLP, as borrower, the financial institutions signatories thereto, and Wells Fargo Bank, National Association, as Administrative Agent, with respect to the Second Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of October 16, 2018, by and among CMLP, the lenders party thereto, the Administrative Agent and the other agents party thereto. Upon the provisions in the Amendment becoming effective, the Amendment will modify the existing Credit Agreement to account for the Jackalope Acquisition, including by:

•	adding certain defined terms relating to the Jackalope Acquisition;

•	including the Jackalope Acquisition in the definition of Asset Acquisition;

•

modifying the calculation of EBITDA to account for an increase in EBITDA attributable to “run rate” and other cost savings and operating expense reductions expected to be realized in connection with the Jackalope Acquisition (calculated on a pro forma basis);

•

modifying the calculation of EBITDA to account for the amount of deferred revenue associated with Jackalope to the extent actual cash received by CMLP and certain subsidiaries is greater than the amount recognized in consolidated net income; and

•	modifying the existing investment baskets to allow for the Jackalope Acquisition.

The summary of the Amendment in this report does not purport to be complete and is qualified by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition of Assets

The information set forth under “Purchase Agreement” in Item 1.01 above is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Amendment to Credit Agreement” in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing the agreements and transactions described in this Current Report is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements

In accordance with Item 9.01(a), audited financial statements for the previous two fiscal years will be filed within 71 days of the filing of this Current Report.

(b) Pro Forma Financial Information

In accordance with Item 9.01(b), our pro forma financial statements will be filed within 71 days of the filing of this Current Report.

(d) Exhibits

Exhibit Number	Description

2.1	Purchase Agreement, dated as of April 9, 2019, by and between Crestwood Niobrara LLC and Williams MLP Operating, LLC

4.1	First Amendment to Registration Rights Agreement, dated as of April 9, 2019, by and between Crestwood Equity Partners LP and CN Jackalope Holdings, LLC

10.1	First Amendment to Second Amended and Restated Credit Agreement, dated as of April 9, 2019, by and among Crestwood Midstream Partners LP, as borrower, the financial institutions signatories thereto, and Wells Fargo Bank, National Association, as Administrative Agent

99.1	Press Release dated April 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2019

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC, its General Partner

By:	/s/ Michael K. Post
Michael K. Post
Vice President, Associate General Counsel and Corporate Secretary